Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 25, 2019, with respect to the combined financial statements of OSW Predecessor included in Post-Effective Amendment No. 1 on Form S-1 to the Registration Statement on Form S-4 (No. 333-228359) and related Prospectus of OneSpaWorld Holdings Limited for the registration of common shares.

/s/ Ernst & Young LLP

Miami, Florida

April 9, 2019